Exhibit 10.18

                      FIFTH LOAN MODIFICATION AGREEMENT

      This Fifth Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of June 25, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PARLEX CORPORATION, a Massachusetts corporation, with offices at One Parlex Place, Methuen, Massachusetts, 01844, PARLEX DYNAFLEX CORPORATION, a California corporation, with offices at One Parlex Place, Methuen, Massachusetts 01844, and POLY-FLEX CIRCUITS, INC., a Rhode Island corporation, with offices at 28 Kenney Drive, Cranston, Rhode Island 02920 (jointly and severally, individually and collectively, "Borrower").

      1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 11, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 11, 2003 between Borrower and Bank, as amended from time to time (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

      2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and certain Intellectual Property Security Agreements each dated June 11, 2003 (the "IP Agreements") (together with any other collateral security granted to Bank, the "Security Documents").

      Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

      3.    DESCRIPTION OF CHANGE IN TERMS.

            Modification to Loan Agreement.
            -------------------------------

            A. Section 3.12 of the Loan Agreement is hereby amended by deleting the following text in its entirety:

                  "3.12 Indebtedness. Except as shown on the Schedule hereto, Borrower shall not create, incur, assume, or be liable for any indebtedness for money borrowed, or permit any of Borrower's subsidiaries to do so. Notwithstanding the foregoing, Borrower's subsidiaries, Parlex (Shanghai) Circuit Co., Ltd. and Parlex (Shanghai) Interconnect Products Co., Ltd., may incur indebtedness (provided such indebtedness is not guaranteed by any Borrower and Borrower furnishes Silicon with evidence satisfactory to Silicon that there shall be no recourse against any Borrower in connection with any such indebtedness) of not more than US$13,000,000 in the aggregate."

                  and substituting the following Section 3.12 therefor:

                  "3.12 Indebtedness. Except as shown on the Schedule hereto, Borrower shall not create, incur, assume, or be liable for any indebtedness for money borrowed, or permit any of Borrower's subsidiaries to do so. Notwithstanding the foregoing, Borrower's subsidiaries, Parlex Asia Pacific Limited, Parlex (Shanghai) Circuit Co., Ltd. and Parlex (Shanghai) Interconnect Products Co., Ltd., may incur indebtedness (provided such indebtedness is not guaranteed by any Borrower except as set forth in Section 5.5(ix)) of not more than US$13,000,000 in the aggregate."

            B. Section 5.5(ix) of the Loan Agreement is hereby amended by adding the following text at the end of the Section:


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                  "(other than with respect to an unsecured guarantee by
                  one or more of the Borrowers of indebtedness of Parlex Asia Pacific Limited, Parlex (Shanghai) Circuit Co., Ltd. and Parlex (Shanghai) Interconnect Products, Co., Inc. to Bank of China provided the amount guaranteed by the Borrower or Borrowers, as the case may be, may not exceed $5,000,000 in the aggregate for all Borrowers)"

            C. Section 2 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:

                  "      Interest Rate (Section 1.2):

                  A rate equal to the Prime Rate (as defined below) plus 2.25% per annum (which applicable interest rate shall be reduced to a rate equal to the Prime Rate plus 2.00% per annum in the event Borrowers furnish Silicon with evidence satisfactory to Silicon that no Borrower is a guarantor or otherwise liable for any indebtedness of any of Borrower's subsidiaries and that there shall be no recourse against any Borrower in connection with any such indebtedness at any time). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" is the greater of (i) 4.0% or
                  (ii) the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate. Notwithstanding the foregoing, (i) upon Borrower's achievement of two (2) consecutive quarters of positive operating income, the interest rate hereunder shall be reduced to the Prime Rate (as defined above) plus 1.25% per annum, and (ii) upon Borrower's achievement of two
                  (2) consecutive quarters of positive net income, the interest rate hereunder shall be further reduced to the Prime Rate (as defined above) plus 0.75% per annum.
                  Such reduction in the interest rate shall be effective immediately upon receipt by Silicon of sufficient evidence of such achievement of positive operating income and/or positive net income, as applicable. Notwithstanding the foregoing, such reduction in the interest rate shall be effective no later than the day upon which Borrower files a second consecutive quarterly statement on Form 10-Q indicating positive operating income or a second consecutive quarterly statement on Form 10-Q indicating positive net income, as applicable."

      4. FEES. Borrower shall pay to Bank a modification fee equal to Twenty Thousand Dollars ($20,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

      5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of the IP Agreements and acknowledges, confirms and agrees that the IP Agreements contain an accurate and complete listing of all Intellectual Property.

      6. RATIFICATION OF PERFECTION CERTIFICATES. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates delivered to the Bank on or about June 11, 2003, and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.

      7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

      8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

      9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against the Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank, whether


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known or unknown, at law or in equity, all of them are hereby expressly
WAIVED and Borrower hereby RELEASES the Bank from any liability thereunder.

      10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

      11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


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      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

PARLEX CORPORATION

By:  /s/ Peter J. Murphy
-----------------------------------
Name: Peter J. Murphy
Title: Chief Executive Officer

PARLEX DYNAFLEX CORPORATION

By:  /s/ Peter J. Murphy
-----------------------------------
Name: Peter J. Murphy
Title: Chief Executive Officer

POLY-FLEX CIRCUITS, INC.

By:  /s/ Peter J. Murphy
-----------------------------------
Name: Peter J. Murphy
Title: Treasurer

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By:   /s/ David E. Rodriguez
-----------------------------------
Name:  David E. Rodriguez
Title:  Vice President


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